Exhibit 99.(d)(1)(E)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

TWENTY-SECOND AMENDMENT TO Management Agreement

The attached amended and restated Schedule B to remove American Beacon AHL TargetRisk Core Fund and American Beacon Zebra Small Cap Equity Fund and add American Beacon AHL Multi-Alternatives Fund is hereby incorporated into the Management Agreement dated April 4, 2016, as amended, by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (the “Agreement”), and supersedes any prior Schedule B to the Agreement.

Dated: August 7, 2023

AMERICAN BEACON FUNDS		AMERICAN BEACON ADVISORS, INC.
AMERICAN BEACON SELECT FUNDS

By:	/s/ Jeffrey K. Ringdahl	By:	/s/ Jeffrey K. Ringdahl
	Jeffrey K. Ringdahl		Jeffrey K. Ringdahl
	President		President and Chief Executive Officer

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Fund	Effective Date	Fee Schedule	Grandfathered Fund
American Beacon AHL Managed Futures Strategy Fund	5/29/2016	Alternative Investments	Yes
American Beacon AHL Multi-Alternatives Fund	8/15/2023	Alternative Investments	n/a
American Beacon AHL TargetRisk Fund	12/31/2018	Traditional - Single Manager	n/a
American Beacon ARK Transformational Innovation Fund	1/27/2017	Traditional - Single Manager	n/a
American Beacon Balanced Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Bridgeway Large Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Value Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Developing World Income Fund	6/19/2018	Traditional - Single Manager	n/a
American Beacon EAM International Small Cap Fund	1/16/2019	Traditional - Single Manager	n/a
American Beacon FEAC Floating Rate Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Garcia Hamilton Quality Bond Fund	4/4/2016	Traditional - Single Manager	n/a
American Beacon International Equity Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Large Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon NIS Core Plus Bond Fund	9/10/2020	Traditional - Single Manager	n/a
American Beacon Shapiro Equity Opportunities Fund	9/12/2017	Traditional - Single Manager	n/a
American Beacon Shapiro SMID Cap Equity Fund	9/12/2017	Traditional - Single Manager	n/a
American Beacon SiM High Yield Opportunities Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Small Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon SSI Alternative Income Fund	5/17/2019	Traditional - Single Manager	n/a
American Beacon Stephens Mid-Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon The London Company Income Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon TwentyFour Sustainable Short Term Bond Fund	2/05/2020	Traditional - Single Manager	n/a
American Beacon TwentyFour Strategic Income Fund	4/3/2017	Traditional - Single Manager	n/a

Dated: August 7, 2023

B-1